                                                                      EXHIBIT 99






             NETWORK SIX REPORTS FIRST
                  QUARTER RESULTS





                                            Kenneth C. Kirsch, President and CEO
                                                                              Or
                                           Dorothy M. Cipolla, CFO and Treasurer
                                                                     May 5, 1998


Network Six, Inc. of Warwick, Rhode Island reported revenues for the first quarter which ended March 31, 1998 of $2,221,618 and net income of $140,465, or $.08 per diluted share. Compared to the same period a year ago, revenues were up $807,433, or 57%, while net income increased $272,652 from a loss of $132,187 a year ago.

Kenneth C. Kirsch, President and CEO commented, "Our first quarter results were well within our targets and represent the fourth consecutive quarter that we have been profitable. As previously reported, we were recently awarded a $2.8 million contract extension from the State of Rhode Island, Department of Human Services. The State of Maine, Department of Human Services, signed a three-month support contract with us for the child welfare system known as MACWIS that we recently developed and implemented."

"During the quarter," Kirsch continued, "we expanded our efforts with MIM Corporation, a pharmaceuticals benefits management company, to include the development of additional information systems. We also commenced work with Johnson and Wales University, a major private university based in Providence with an international reputation in business, hospitality and culinary arts, on a strategic information technology plan. This additional new business will be included in our operating results as the year progresses."

Except for historical information, all of the statements, expectations and assumptions contained in this release are forward-looking statements reflecting management's expectations or beliefs concerning future events, which could materially affect the performance of Network Six in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. They are necessarily speculative statements, and unforeseen factors, such as competitive pressures, litigation results and regulatory and state funding changes could cause results to differ materially from any that may be expected. Actual results and events may therefore differ significantly from those discussed in forward-looking statements. Moreover, forward-looking statements are made in the context of information available as of the date stated, and Network Six undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events.

                         * * * * * * * * * * * * * * * * * * * * * * * * *

Network Six is a systems integrator for state health and human service agencies, providing information technology that enables states to become more efficient and effective. Network Six's systems encompass Temporary Assistance to Needy Families (TANF), Health Care, Child Welfare, Child Support Enforcement, Child Care, JOBS, and Medicaid Eligibility programs. Network Six also provides network and information technology services to the public and private sector. Network Six's stock is traded on the NASDAQ National Market under the symbol NWSS. Its website is http://www.networksix.com.

The following is a recap of Network Six's operating results and balance sheet.

                                Network Six, Inc.
                            Condensed Balance Sheets


Assets                                                                Mar. 31, 1998           Dec. 31, 1997
------                                                             -------------------     -------------------
Current assets                                                         (unaudited)
     Cash                                                           $         466,315    $          1,291,924
     Contract receivables, less allowance for doubtful
          accounts of $50,000 at March 31, 1998 and
          December 31, 1997                                                   779,956               2,011,379
     Costs and estimated earnings in excess of billings
          on contracts                                                      1,661,017               1,388,515
     Other assets                                                             159,535                 244,257
                                                                      ----------------     -------------------

          Total current assets                                              3,066,823               4,936,075
                                                                      ----------------     -------------------


Property and equipment
     Computers and equipment                                                  512,985                 506,484
     Furniture and fixtures                                                   156,833                 167,558
     Leasehold improvements                                                    20,191                  20,191
                                                                      ----------------     -------------------

                                                                              690,009                 694,233
Less: accumulated depreciation and amortization                               597,637                 627,146
                                                                      ----------------     -------------------
          Net property and equipment                                           92,372                  67,087

Deferred taxes                                                                391,475                 391,475

Contract receivables and costs in excess of billings
     on Hawaii contract                                                     3,459,382               3,459,382
Other assets                                                                  426,136                 438,084
                                                                      ----------------     -------------------

                                                                    $       7,436,188    $          9,292,103
                                                                      ----------------     -------------------
                                                                      ----------------     -------------------




                                                                              Mar. 31, 1998       Dec. 31, 1997
                                                                            -----------------   ----------------
                                                                               (unaudited)

Liabilities and Stockholders' Equity
Current liabilities:
     Notes payable to bank                                                          $    -         $  1,160,000
     Current installment of obligations under capital leases                          85,286             82,690
     Accounts payable                                                                156,759            188,377
     Accrued salaries and benefits                                                   430,953            449,133
     Accrued subcontractor expense                                                   499,141          1,352,393
     Note payable - short term                                                       100,000            163,871
     Other accrued expenses                                                          342,438            342,465
     Billings in excess of costs and estimated earnings on contracts                 184,150            155,754
     Income taxes payable                                                             88,619             13,338
     Deferred taxes                                                                  545,869            545,869
     Preferred stock dividends payable                                               543,287            460,068
                                                                            -----------------   ----------------
          Total current liabilities                                                2,976,502          4,913,958
                                                                            -----------------   ----------------

Obligations under capital leases, excluding current installments                      84,572            104,003
Note payable - long term                                                             742,239            742,239
Hawaii Payable                                                                       576,483            576,483
                                                                            -----------------   ----------------
          Total Liabilities                                                        4,379,796          6,336,683
                                                                            -----------------   ----------------
Stockholders' equity:
     Series A convertible preferred stock, $3.50 par value. Authorized
          857,142.85 shares; issued and outstanding 714,285.71 shares at March
          31, 1998 and December 31, 1997; liquidation of $3.50 per share plus unpaid and accumulated
          dividends                                                                2,235,674          2,235,674

     Common stock, $.10 par value. Authorized
          4,000,000 shares; issued 749,503 shares at
          March 31, 1998 and 734,294 at
          December 31, 1997                                                           74,950             73,429
Additional paid-in capital                                                         1,713,144          1,670,939
Retained earnings (accumulated deficit)                                            (967,376)        (1,024,622)
                                                                            -----------------   ----------------
          Total stockholders' equity                                               3,056,392          2,955,420
          Total Liabilities & Stockholders' Equity                             $   7,436,188       $  9,292,103
                                                                            -----------------   ----------------
                                                                            -----------------   ----------------

                                       Network Six, Inc.
                                Condensed Statements of Income
                                          (Unaudited)

                                                         Three months           Three months
                                                         ended 3/31/98          ended 3/31/97
                                                     ---------------------   -------------------
Contract revenue earned                                 $       2,221,618       $     1,414,185
Cost of revenue earned                                          1,446,656               973,140
                                                     ---------------------   -------------------
     Gross profit                                                 774,962               441,045

Selling, general & administrative expenses                        557,824               526,331
                                                     ---------------------   -------------------
     Income (loss) from operations                                217,138               (85,286)

Other deductions (income)
     Interest expense                                              29,187                50,658
     Interest earned                                             (50,124)                (3,757)
                                                     ---------------------   -------------------
          Income (loss) before income taxes                       238,075              (132,187)

Income taxes                                                       97,610                   --
                                                     ---------------------   -------------------

Net income                                             $          140,465      $      (132,187)
                                                     ---------------------   -------------------
                                                     ---------------------   -------------------

Net income (loss) per share:
Basic                                                  $            0.08       $         (0.25)
                                                     ---------------------   -------------------
                                                     ---------------------   -------------------
Diluted                                                $            0.08       $         (0.25)
                                                     ---------------------   -------------------
                                                     ---------------------   -------------------

Shares used in computing net income per share:
Basic                                                             749,503               721,192
                                                     ---------------------   -------------------
                                                     ---------------------   -------------------
Diluted                                                           749,503               721,192
                                                     ---------------------   -------------------
                                                     ---------------------   -------------------

Preferred dividends declared                           $           83,219      $         46,233
                                                     ---------------------   -------------------
                                                     ---------------------   -------------------

